Exhibit 99

CBS CORPORATION REPORTS

FOURTH QUARTER AND FULL YEAR 2007 RESULTS

Fourth Quarter OIBDA Up 4% to $824 Million
Full Year OIBDA Up 1% to $3.08 Billion

Fourth Quarter Operating Income Up 3% to $705 Million

Full Year Operating Income Up 1% to $2.62 Billion

Fourth Quarter Adjusted Diluted EPS Up 2% to $.54

Full Year Adjusted Diluted EPS Up 9% to $1.88

Fourth Quarter Free Cash Flow Up $137 Million to $122 Million

Full Year Free Cash Flow Up 6% to $1.71 Billion

New York, New York, February 26, 2008 — CBS Corporation (NYSE: CBS.A and CBS) today reported results for the fourth quarter and full year ended December 31, 2007.

“I’m very pleased that CBS has turned in another solid quarter while making significant strides in the expanding interactive marketplace,” said Sumner Redstone, Executive Chairman, CBS Corporation.  “At the same time, the Company remained steadfast in delivering on its promises and returning significant value to investors.  Leslie and his team continue to lead the Company with distinction, capitalizing upon our strength today and positioning CBS for success in the months and years to come.”

“We finished 2007 with our businesses well poised to increase revenues and profits in 2008 and beyond,” said Leslie Moonves, President and Chief Executive Officer, CBS Corporation.  “In Television, I’m particularly pleased with the recent resolution of the WGA strike, which has restored stability to the network season.  Meanwhile, Outdoor and Publishing had exceptionally strong performances for the year, with Outdoor picking up momentum to deliver a strong double-digit OIBDA gain in the fourth quarter.  Our businesses produced a significant amount of free cash flow and, during the year, we returned $4 billion of cash to shareholders through a combination of dividends and share repurchases.  At the same time, we used a prudent portion of our cash to invest in higher-growth properties like the online social networking community Last.fm and digital outdoor displays both domestically and overseas.”

Fourth Quarter 2007 Results

Revenues of $3.76 billion for the fourth quarter of 2007 decreased 3% from $3.88 billion for the same quarter last year.  The television and radio station divestitures, the non-renewal of several marginally profitable outdoor transit contracts, and record political advertising sales in the fourth quarter of 2006 negatively impacted the fourth quarter revenue comparison by 4%.

Operating income before depreciation and amortization (“OIBDA”) of $824.0 million for the fourth quarter of 2007 increased 4% from $794.9 million and operating income of $704.8 million increased 3% from $681.5 million for the same prior-year period, reflecting growth at Outdoor, lower residual costs and the impairment charge recorded in 2006.  Stock-based compensation expense for the fourth quarter of 2007 was $25.8 million versus $12.6 million for the same quarter in 2006.

Net earnings from continuing operations on an adjusted basis were $366.7 million for the fourth quarter of 2007 versus $410.6 million for the same prior-year period, reflecting a higher effective income tax rate of 35.3% for 2007 versus 28.6% for 2006.  Despite the higher income tax rate, adjusted diluted earnings per share from continuing operations for the fourth quarter of 2007 increased 2% to $.54 from $.53 for the same prior-year period due to the impact of the 2007 share repurchases.  Adjusted results exclude the write-down of investments, and the impact of station divestitures and favorable tax settlements.  Reported net earnings from continuing operations were $273.1 million, or $.40 per diluted share, versus $335.0 million, or $.43 per diluted share, for the prior-year period.

Free cash flow for the fourth quarter of 2007 increased $137.1 million to $122.4 million from $(14.7) million for the same prior-year period.   The Company’s free cash flow for the fourth quarter of 2007 and 2006 was reduced by discretionary contributions of $150.0 million and $200.0 million, respectively, to pre-fund its qualified pension plans.

Full Year 2007 Results

Revenues of $14.07 billion for the full year 2007 decreased 2% from $14.32 billion for 2006.  The absence of UPN, the television and radio station divestitures and the non-renewal of several marginally profitable outdoor transit contracts negatively impacted the full year revenue comparison by 3%.  Revenues in 2007 were favorably impacted by the 2007 telecast of Super Bowl XLI and growth at Outdoor and Publishing.  OIBDA of $3.08 billion for 2007 increased 1% from $3.05 billion for 2006 and operating income of $2.62 billion for 2007 also increased 1% from $2.61 billion for 2006.  Stock-based compensation expense was $106.6 million for 2007 versus $64.3 million for 2006.

Net earnings from continuing operations on an adjusted basis increased 3% to $1.36 billion for 2007 from $1.33 billion for 2006.  Adjusted diluted earnings per share from continuing operations increased 9% to $1.88 from $1.72 for 2006 due in part to the impact of the 2007 share repurchases.  Reported net earnings from continuing operations for 2007 were $1.23 billion, or $1.70 per diluted share, versus $1.38 billion, or $1.79 per diluted share, for 2006.

Full year 2007 free cash flow increased 6% to $1.71 billion from $1.61 billion for 2006.

Business Outlook

The Company expects OIBDA and operating income growth to be in the range of 3% to 5% for 2008, excluding stock-based compensation expense.  The Company’s 2008 business outlook is based on 2007 OIBDA of $3.18 billion and operating income of $2.73 billion, which exclude stock-based compensation expense.

Consolidated and Segment Results

The tables below present the Company’s revenues, OIBDA and operating income by segment for the three and twelve months ended December 31, 2007 and 2006 (dollars in millions).  Reconciliations of all non-GAAP measures to reported results have been included at the end of this earnings release.

	Three Months Ended December 31,		Better/	Twelve Months Ended December 31,		Better/
Revenues	2007	2006	(Worse)%	2007	2006	(Worse)%
Television	$2,460.5	$2,561.0	(4)%	$9,274.1	$9,487.1	(2)%
Radio	447.1	498.2	(10)	1,753.7	1,959.9	(11)
Outdoor	618.6	580.6	7	2,187.3	2,103.4	4
Publishing	242.3	252.5	(4)	886.1	807.0	10
Eliminations	(9.7)	(9.4)	(3)	(28.3)	(37.2)	24
Total Revenues	$3,758.8	$3,882.9	(3)%	$14,072.9	$14,320.2	(2)%

	Three Months Ended December 31,		Better/	Twelve Months Ended December 31,		Better/
OIBDA	2007	2006	(Worse)%	2007	2006	(Worse)%
Television	$501.6	$531.5	(6)%	$1,926.2	$1,947.7	(1)%
Radio	167.4	211.3	(21)	688.7	820.0	(16)
Outdoor	198.9	166.8	19	620.9	568.0	9
Publishing	29.5	38.9	(24)	97.2	78.0	25
Corporate	(49.3)	(54.2)	9	(159.0)	(162.9)	2
Residual costs	(24.1)	(34.2)	30	(96.5)	(139.7)	31
Total OIBDA before impairment charges	$824.0	$860.1	(4)%	$3,077.5	$3,111.1	(1)%
Impairment charges(a)	—	(65.2)	n/m	—	(65.2)	n/m
Total OIBDA	$824.0	$794.9	4%	$3,077.5	$3,045.9	1%

	Three Months Ended December 31,		Better/	Twelve Months Ended December 31,		Better/
Operating Income	2007	2006	(Worse)%	2007	2006	(Worse)%
Television	$451.9	$421.9	7%	$1,739.0	$1,711.0	2%
Radio	159.6	203.5	(22)	657.8	787.4	(16)
Outdoor	142.8	110.9	29	404.9	351.8	15
Publishing	27.0	36.3	(26)	88.1	68.5	29
Corporate	(52.4)	(56.9)	8	(171.5)	(172.6)	1
Residual costs	(24.1)	(34.2)	30	(96.5)	(139.7)	31
Total Operating Income	$704.8	$681.5	3%	$2,621.8	$2,606.4	1%

(a)   Represents a non-cash impairment charge to reduce goodwill in Television for the three and twelve months ended December 31, 2006.

n/m — not meaningful

Television (CBS Television Network, CBS Television Stations, CBS Paramount Network Television, CBS Television Distribution, Showtime Networks and CSTV Networks)

Fourth Quarter

Television revenues for the fourth quarter of 2007 decreased 4% to $2.46 billion from $2.56 billion for the same prior-year period principally due to a 7% decline in advertising revenues, reflecting lower political advertising sales, which set a record in the fourth quarter of 2006, and the impact of television station divestitures.  Affiliate revenues increased 5% reflecting rate increases and subscriber growth at both Showtime Networks and CSTV Networks.  Showtime and CSTV subscriptions as of December 31, 2007 increased 11% and 5%, respectively, over the prior year.  Television license fees decreased 4% due to the absence of the 2006 domestic syndication availability of Star Trek: Voyager partially offset by the 2007 availability of NCIS.

Television OIBDA before impairment charges decreased 6% to $501.6 million for the fourth quarter of 2007 primarily due to lower political advertising sales and lower profits from the mix of titles in syndication partially offset by lower programming costs.  Television operating income increased 7% to $451.9 million for the fourth quarter of 2007 reflecting the impairment charge recorded in 2006.

Full Year

Television revenues for 2007 decreased 2% to $9.27 billion from $9.49 billion for 2006, reflecting lower political advertising sales, the absence of UPN and the impact of television station divestitures.  Also, television license fees decreased 14% as revenues from 2007 domestic availabilities, including NCIS, did not match contributions from the 2006 domestic syndication sales of Frasier and Star Trek: Voyager.  These decreases were partially offset by the favorable impact of the 2007 telecast of Super Bowl XLI and $118.5 million higher home entertainment revenues.

Television OIBDA before impairment charges decreased 1% to $1.93 billion for 2007 due to lower political advertising sales and lower profits from syndication sales, partially offset by higher home entertainment and affiliate revenues and the absence of $24.0 million of costs related to the shutdown of UPN in 2006.  Television operating income increased 2% to $1.74 billion reflecting the impairment charge recorded in 2006.  Television results included stock-based compensation of $49.6 million and $31.1 million for 2007 and 2006, respectively.

Radio (CBS Radio)

Fourth Quarter

Radio revenues on a “same station” basis, excluding divested stations, decreased 7% from the fourth quarter of 2006.  Reported Radio revenues for the fourth quarter of 2007 decreased 10% to $447.1 million from $498.2 million for the same prior-year period, reflecting weakness in advertising sales and the impact of the radio station divestitures in ten markets.

Radio OIBDA and operating income for the fourth quarter of 2007 decreased 21% to $167.4 million and 22% to $159.6 million, respectively, principally resulting from the decline in advertising sales and the impact of station divestitures.

Full Year

Radio revenues on a “same station” basis decreased 6% from 2006.  Reported Radio revenues for 2007 decreased 11% to $1.75 billion from $1.96 billion for 2006.

Radio OIBDA and operating income both decreased 16% to $688.7 million and $657.8 million, respectively, for 2007 due to the decline in advertising sales and the impact of station divestitures partially offset by lower sports programming expenses.  Radio results included stock-based compensation of $15.9 million and $10.7 million for 2007 and 2006, respectively.

Outdoor (CBS Outdoor)

Fourth Quarter

Outdoor revenues for the fourth quarter of 2007 increased 7% to $618.6 million from $580.6 million for the same prior-year period led by an 18% increase in Europe and Asia, principally due to growth in the U.K. market and favorable fluctuations in foreign exchange rates, and growth in the U.S. billboard business.  In constant dollars, Outdoor revenues increased 2% for the quarter.  North America revenues for the fourth quarter increased slightly from the prior year as growth of 9% in U.S. billboards, 9% in Canada and 19% in Mexico was offset by a 27% decline in U.S. transit and displays, reflecting the non-renewal of marginally profitable transit and street furniture contracts in New York City and Chicago.

Outdoor OIBDA and operating income increased 19% to $198.9 million and 29% to $142.8 million, respectively, for the fourth quarter of 2007 reflecting growth in North America and in Europe and Asia.  North America OIBDA increased 16% to $147.2 million and operating income increased 30% to $101.8 million, led by growth in the U.S. billboard business.  Europe and Asia OIBDA increased 28% to $51.7 million and operating income increased 26% to $41.0 million, driven by the revenue increases.

Full Year

Outdoor revenues for 2007 increased 4% to $2.19 billion from $2.10 billion for 2006 driven by an increase of 13% in Europe and Asia, principally reflecting growth in the U.K. and France markets and favorable foreign exchange rate changes, and growth in the U.S. billboard business.  In constant dollars, Outdoor revenues increased slightly over 2006.  Revenues for North America decreased 1% for 2007 as a result of a 28% decline in U.S. transit and displays, reflecting the non-renewal of marginally profitable transit and street furniture contracts in New York City and Chicago, partially offset by growth of 9% in U.S. billboards, 9% in Canada and 8% in Mexico.

Outdoor OIBDA and operating income increased 9% to $620.9 million and 15% to $404.9 million, respectively, led by North America, with OIBDA growth of 13% to $518.4 million and operating income growth of 23% to $336.5 million, reflecting strength in the U.S. billboard business.  Europe and Asia OIBDA decreased 5% to $102.5 million and operating income decreased 13% to $68.4 million as the revenue growth was more than offset by higher transit lease costs, primarily in the U.K.  Outdoor results included stock-based compensation of $5.3 million and $3.2 million for 2007 and 2006, respectively.

Publishing (Simon & Schuster)

Fourth Quarter

Publishing revenues for the fourth quarter of 2007 decreased 4% to $242.3 million from $252.5 million for the same prior-year period, as best-selling titles in the fourth quarter of 2007, including YOU: Staying Young by Michael F. Roizen and Mehmet C. Oz, did not match contributions from prior year titles, which included YOU: On a Diet by Michael F. Roizen and Mehmet C. Oz and Lisey’s Story by Stephen King.

Publishing OIBDA and operating income decreased 24% to $29.5 million and 26% to $27.0 million, respectively, reflecting the decline in revenues and higher employee-related and digital archive costs.

Full Year

Publishing revenues for 2007 increased 10% to $886.1 million from $807.0 million for 2006 reflecting higher sales from best-selling titles, including The Secret by Rhonda Byrne, YOU: Staying Young by Michael F. Roizen and Mehmet C. Oz and Become A Better You by Joel Osteen.

Publishing OIBDA and operating income increased 25% to $97.2 million and 29% to $88.1 million, respectively, driven by the revenue increase and lower bad debt expense.  Publishing results included stock-based compensation of $3.5 million and $1.9 million for 2007 and 2006, respectively.

Corporate

Corporate expenses before depreciation expense for the fourth quarter of 2007 decreased to $49.3 million from $54.2 million for the same prior-year period, and for the year decreased to $159.0 million from $162.9 million for 2006.  Corporate expenses included stock-based compensation of $32.3 million and $17.4 million for 2007 and 2006, respectively.

Residual Costs

Residual costs primarily include pension and postretirement benefits costs for benefit plans retained by the Company for previously divested businesses.  Residual costs decreased to $24.1 million for the fourth quarter of 2007 from $34.2 million for the same prior-year period, and decreased to $96.5 million for 2007 from $139.7 million for 2006, in each case primarily due to the recognition of lower actuarial losses and the impact of $250.0 million of discretionary contributions made during 2006 to pre-fund the Company’s qualified pension plans.

Interest Expense

Interest expense for the fourth quarter of 2007 of $143.9 million increased from $140.3 million for the same prior-year period, and for the year interest expense of $570.9 million increased from $565.5 million for 2006.

Interest Income

Interest income for the fourth quarter of 2007 of $13.0 million decreased from $39.6 million for the same prior-year period principally reflecting lower average cash balances resulting from share repurchases in 2007 totaling $3.4 billion.  Interest income for the year increased to $116.1 million from $112.1 million for 2006.

Other Items, Net

Other items, net, for all periods presented included the write-down of investments associated with other-than-temporary declines in the market value of the Company’s investments and pre-tax gains or losses on station divestitures.

Provision for Income Taxes

The Company’s effective income tax rate for the fourth quarter was 38.7% for 2007 versus 27.7% for 2006 and for the year was 38.5% for 2007 versus 30.6% for 2006.  The effective income tax rates reflected favorable income tax settlements, principally in 2006, and the tax impact of station divestitures.  Excluding favorable tax settlements, the tax impact of station divestitures and the write-down of investments, the effective income tax rate for the fourth quarter of 2007 was 35.3% versus 28.6% for 2006 and for the year was 35.9% for 2007 versus 37.1% for 2006.

Equity in Loss of Investee Companies, Net of Tax

Equity in loss of investee companies, net of tax, principally reflected the after-tax non-cash write-down of investments of $57.3 million and $62.9 million for the fourth quarter and full year of 2007, respectively, and $94.2 million for the fourth quarter and full year of 2006, associated with other-than-temporary declines in the market value of the Company’s investments.

About CBS Corporation

CBS Corporation (NYSE: CBS.A and CBS) is a mass media company with constituent parts that reach back to the beginnings of the broadcast industry, as well as newer businesses that operate on the leading edge of the media industry. The Company, through its many and varied operations, combines broad reach with well-positioned local businesses, all of which provide it with an extensive distribution network by which it serves audiences and advertisers in all 50 states and key international markets. It has operations in virtually every field of media and entertainment, including broadcast television (CBS and The CW — a joint venture between CBS Corporation and Warner Bros. Entertainment), cable television (Showtime and CSTV Networks), local television (CBS Television Stations), television production and syndication (CBS Paramount Network Television and CBS Television Distribution), radio (CBS Radio), advertising on out-of-home media (CBS Outdoor), publishing (Simon & Schuster), interactive media (CBS Interactive), music (CBS Records), licensing and merchandising (CBS Consumer Products), video/DVD (CBS Home Entertainment), in-store media (CBS Outernet) and motion pictures (CBS Films).  For more information, log on to www.cbscorporation.com.

Cautionary Statement Concerning Forward-looking Statements
This news release contains both historical and forward-looking statements.  All statements, including Business Outlook, other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934.  These forward-looking statements are not based on historical facts, but rather reflect the Company’s current expectations concerning future results and events.  Similarly, statements that describe our objectives, plans or goals are or may be forward-looking statements.  These forward-looking statements involve known and unknown risks, uncertainties and other factors that are difficult to predict and which may cause the actual results, performance or achievements of the Company to be different from any future results, performance and achievements expressed or implied by these statements.  These risks, uncertainties and other factors include, among others: advertising market conditions generally; changes in the public acceptance of the Company’s programming; changes in technology and its effect on competition in the Company’s markets; changes in the Federal Communications laws and regulations; the impact of piracy on the Company’s products, the impact of the consolidation in the market for the Company’s programming; other domestic and global economic, business, competitive and/or other regulatory factors affecting the Company’s businesses generally; the impact of union activity, including possible strikes or work stoppages or the Company’s inability to negotiate favorable terms for contract renewals; and other factors described in the Company’s news releases and filings with the Securities and Exchange Commission including but not limited to the Company’s most recent Form 10-K.  The forward-looking statements included in this document are made only as of the date of this document, and under section 27A of the Securities Act and section 21E of the Exchange Act, we do not have any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.

Contacts:

Press:	Investors:
Gil Schwartz	Martin Shea
Executive Vice President, Corporate Communications	Executive Vice President, Investor Relations
(212) 975-2121	(212) 975-8571
gdschwartz@cbs.com	marty.shea@cbs.com

Dana McClintock	Debra Wichser
Senior Vice President, Corporate Communications	Vice President, Investor Relations
(212) 975-1077	(212) 975-3718
dlmcclintock@cbs.com	debra.wichser@cbs.com

CBS CORPORATION AND SUBSIDIARIES

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(Unaudited; all amounts, except per share amounts, are in millions)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2007	2006	2007	2006

Revenues	$3,758.8	$3,882.9	$14,072.9	$14,320.2

Operating income	704.8	681.5	2,621.8	2,606.4

Interest expense	(143.9)	(140.3)	(570.9)	(565.5)
Interest income	13.0	39.6	116.1	112.1
Loss on early extinguishment of debt	—	—	—	(6.0)
Other items, net	(28.5)	13.0	(34.0)	(14.3)
Earnings before income taxes	545.4	593.8	2,133.0	2,132.7

Provision for income taxes	(211.1)	(164.6)	(821.5)	(652.2)
Equity in loss of investee companies, net of tax	(60.8)	(93.9)	(80.6)	(97.0)
Minority interest, net of tax	(.4)	(.3)	(.1)	(.6)
Net earnings from continuing operations	273.1	335.0	1,230.8	1,382.9

Net earnings from discontinued operations	13.1	—	16.2	277.6
Net earnings	$286.2	$335.0	$1,247.0	$1,660.5

Basic earnings per common share:
Net earnings from continuing operations	$.41	$.44	$1.72	$1.81
Net earnings from discontinued operations	$.02	$—	$.02	$.36
Net earnings	$.43	$.44	$1.75	$2.17

Diluted earnings per common share:
Net earnings from continuing operations	$.40	$.43	$1.70	$1.79
Net earnings from discontinued operations	$.02	$—	$.02	$.36
Net earnings	$.42	$.43	$1.73	$2.15

Weighted average number of common shares outstanding:
Basic	671.7	767.4	713.8	765.2
Diluted	678.8	776.4	721.9	771.8

Dividends per common share	$.25	$.20	$.94	$.74

CBS CORPORATION AND SUBSIDIARIES

CONSOLIDATED CONDENSED BALANCE SHEETS

(Unaudited; Dollars in millions)

	At December 31,
	2007	2006

Assets
Cash and cash equivalents	$1,346.9	$3,074.6
Receivables, net	2,678.0	2,824.0
Programming and other inventory	971.9	982.9
Prepaid expenses and other current assets	1,034.1	1,262.6
Total current assets	6,030.9	8,144.1
Property and equipment	4,683.4	4,274.6
Less accumulated depreciation and amortization	1,761.9	1,460.8
Net property and equipment	2,921.5	2,813.8
Programming and other inventory	1,548.5	1,665.6
Goodwill	18,452.0	18,821.5
Intangible assets	10,081.3	10,425.0
Other assets	1,396.0	1,638.8
Total Assets	$40,430.2	$43,508.8

Liabilities and Stockholders’ Equity
Accounts payable	$352.3	$502.3
Participants’ share and royalties payable	612.5	767.5
Program rights	1,009.7	906.9
Current portion of long-term debt	19.1	15.0
Accrued expenses and other current liabilities	2,411.0	2,207.8
Total current liabilities	4,404.6	4,399.5
Long-term debt	7,068.6	7,027.3
Other liabilities	7,483.1	8,558.5
Minority interest	1.5	1.0
Stockholders’ equity	21,472.4	23,522.5
Total Liabilities and Stockholders’ Equity	$40,430.2	$43,508.8

CBS CORPORATION AND SUBSIDIARIES

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited; Dollars in millions)

	Twelve Months Ended December 31,
	2007	2006

Operating activities:
Net earnings	$1,247.0	$1,660.5
Less: Net earnings from discontinued operations	16.2	277.6
Net earnings from continuing operations	1,230.8	1,382.9

Adjustments to reconcile net earnings from continuing operations to net cash flow provided by operating activities:
Depreciation and amortization	455.7	439.5
Impairment charges	—	65.2
Stock-based compensation	106.6	64.3
Equity in loss of investee companies, net of tax	80.6	97.0
Distributions from investee companies	7.7	8.9
Minority interest, net of tax	.1	.6
Change in assets and liabilities, net of effects of acquisitions	298.9	(55.9)
Net cash flow from (used for) operating activities attributable to discontinued operations	4.8	(114.1)
Net cash flow provided by operating activities	2,185.2	1,888.4
Investing activities:
Acquisitions, net of cash acquired	(410.0)	(97.9)
Capital expenditures	(469.1)	(394.1)
Investments in and advances to investee companies	(42.3)	(110.0)
Proceeds from dispositions	562.2	1,384.6
Proceeds from sales of investments	49.0	2.5
Net receipts from Viacom Inc. related to the Separation	172.5	65.6
Other, net	2.6	(1.2)
Net cash flow used for investing activities attributable to discontinued operations	—	(34.5)
Net cash flow (used for) provided by investing activities	(135.1)	815.0
Financing Activities:
Borrowings from (repayments to) banks, including commercial paper, net	1.7	(4.8)
Proceeds from issuance of notes	678.0	—
Repayment of notes	(660.0)	(832.0)
Payment of capital lease obligations	(16.8)	(14.7)
Purchase of Company common stock	(3,351.3)	(6.2)
Dividends	(640.3)	(519.1)
Proceeds from exercise of stock options	201.7	91.1
Excess tax benefit from stock-based compensation	8.9	1.6
Other, net	.3	—
Net cash flow used for financing activities	(3,777.8)	(1,284.1)
Net (decrease) increase in cash and cash equivalents	(1,727.7)	1,419.3
Cash and cash equivalents at beginning of period	3,074.6	1,655.3
Cash and cash equivalents at end of period	$1,346.9	$3,074.6

CBS CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION

(Unaudited; Dollars in millions)

Operating Income Before Depreciation and Amortization (“OIBDA”)

The following tables set forth the Company’s Operating Income before Depreciation and Amortization for the three and twelve months ended December 31, 2007 and 2006.  The Company defines “Operating Income before Depreciation and Amortization” (“OIBDA”) as net earnings adjusted to exclude the following line items presented in its Statements of Operations: Net earnings from discontinued operations; Minority interest, net of tax; Equity in loss of investee companies, net of tax; Provision for income taxes; Other items, net; Loss on early extinguishment of debt; Interest income; Interest expense; and Depreciation and amortization.  The Company defines “OIBDA before impairment charges” as OIBDA less non-cash impairment charges.

The Company presents OIBDA before impairment charges on a segment basis as the primary measure of profit and loss for its operating segments in accordance with SFAS 131, “Disclosure about Segments of an Enterprise and Related Information.”

The Company uses OIBDA, among other things, to evaluate the Company’s operating performance, to value prospective acquisitions and as one of several components of incentive compensation targets for certain management personnel, and this measure is among the primary measures used by management for planning and forecasting of future periods.  This measure is an important indicator of the Company’s operational strength and performance of its business because it provides a link between profitability and operating cash flow.  The Company believes the presentation of this measure is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company’s management, helps improve their ability to understand the Company’s operating performance and makes it easier to compare the Company’s results with other companies that have different financing and capital structures or tax rates.  In addition, this measure is also among the primary measures used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

Since OIBDA is not a measure of performance calculated in accordance with generally accepted accounting principles (“GAAP”), it should not be considered in isolation of, or as a substitute for, net earnings as an indicator of operating performance.  OIBDA, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies.  In addition, this measure does not necessarily represent funds available for discretionary use, and is not necessarily a measure of the Company’s ability to fund its cash needs.  As OIBDA excludes certain financial information compared with net earnings, the most directly comparable GAAP financial measure, users of this financial information should consider the types of events and transactions which are excluded.  The Company provides the following reconciliations of Total OIBDA to Net earnings and OIBDA before impairment charges for each segment to such segment’s operating income, the most directly comparable amounts reported under GAAP.

CBS CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)
(Unaudited; Dollars in millions)

	Three Months Ended December 31, 2007
	OIBDA	Depreciation and Amortization	Operating Income (Loss)
Television	$501.6	$(49.7)	$451.9
Radio	167.4	(7.8)	159.6
Outdoor	198.9	(56.1)	142.8
Publishing	29.5	(2.5)	27.0
Corporate	(49.3)	(3.1)	(52.4)
Residual costs	(24.1)	—	(24.1)
Total	$824.0	$(119.2)	$704.8

	Three Months Ended December 31, 2006
	OIBDA before impairment charges	Impairment charges(a)	Depreciation and Amortization	Operating Income (Loss)
Television	$531.5	$(65.2)	$(44.4)	$421.9
Radio	211.3	—	(7.8)	203.5
Outdoor	166.8	—	(55.9)	110.9
Publishing	38.9	—	(2.6)	36.3
Corporate	(54.2)	—	(2.7)	(56.9)
Residual costs	(34.2)	—	—	(34.2)
Total	$860.1	$(65.2)	$(113.4)	$681.5

(a) Represents a non-cash impairment charge to reduce goodwill.

	Three Months Ended December 31,
	2007	2006
OIBDA before impairment charges	$824.0	$860.1
Impairment charges	—	(65.2)
Total OIBDA	824.0	794.9
Depreciation and amortization	(119.2)	(113.4)
Operating income	704.8	681.5
Interest expense	(143.9)	(140.3)
Interest income	13.0	39.6
Other items, net	(28.5)	13.0
Earnings before income taxes	545.4	593.8
Provision for income taxes	(211.1)	(164.6)
Equity in loss of investee companies, net of tax	(60.8)	(93.9)
Minority interest, net of tax	(.4)	(.3)
Net earnings from continuing operations	273.1	335.0
Net earnings from discontinued operations	13.1	—
Net earnings	$286.2	$335.0

CBS CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)
(Unaudited; Dollars in millions)

	Twelve Months Ended December 31, 2007
	OIBDA	Depreciation and Amortization	Operating Income (Loss)
Television	$1,926.2	$(187.2)	$1,739.0
Radio	688.7	(30.9)	657.8
Outdoor	620.9	(216.0)	404.9
Publishing	97.2	(9.1)	88.1
Corporate	(159.0)	(12.5)	(171.5)
Residual costs	(96.5)	—	(96.5)
Total	$3,077.5	$(455.7)	$2,621.8

	Twelve Months Ended December 31, 2006
	OIBDA before impairment charges	Impairment charges(a)	Depreciation and Amortization	Operating Income (Loss)
Television	$1,947.7	$(65.2)	$(171.5)	$1,711.0
Radio	820.0	—	(32.6)	787.4
Outdoor	568.0	—	(216.2)	351.8
Publishing	78.0	—	(9.5)	68.5
Corporate	(162.9)	—	(9.7)	(172.6)
Residual costs	(139.7)	—	—	(139.7)
Total	$3,111.1	$(65.2)	$(439.5)	$2,606.4

(a) Represents a non-cash impairment charge to reduce goodwill.

	Twelve Months Ended December 31,
	2007	2006
OIBDA before impairment charges	$3,077.5	$3,111.1
Impairment charges	—	(65.2)
Total OIBDA	3,077.5	3,045.9
Depreciation and amortization	(455.7)	(439.5)
Operating income	2,621.8	2,606.4
Interest expense	(570.9)	(565.5)
Interest income	116.1	112.1
Loss on early extinguishment of debt	—	(6.0)
Other items, net	(34.0)	(14.3)
Earnings before income taxes	2,133.0	2,132.7
Provision for income taxes	(821.5)	(652.2)
Equity in loss of investee companies, net of tax	(80.6)	(97.0)
Minority interest, net of tax	(.1)	(.6)
Net earnings from continuing operations	1,230.8	1,382.9
Net earnings from discontinued operations	16.2	277.6
Net earnings	$1,247.0	$1,660.5

CBS CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)

(Unaudited; Dollars in millions)

Free Cash Flow

Free cash flow reflects the Company’s net cash flow from operating activities less capital expenditures and operating cash flow of discontinued operations.  The Company uses free cash flow, among other measures, to evaluate its operating performance.  Management believes free cash flow provides investors with an important perspective on the cash available to service debt, make strategic acquisitions and investments, maintain its capital assets, satisfy its tax obligations and fund ongoing operations and working capital needs.  As a result, free cash flow is a significant measure of the Company’s ability to generate long term value.  It is useful for investors to know whether this ability is being enhanced or degraded as a result of the Company’s operating performance.  The Company believes the presentation of free cash flow is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by management.  In addition, free cash flow is also a primary measure used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

As free cash flow is not a measure of performance calculated in accordance with GAAP, free cash flow should not be considered in isolation of, or as a substitute for, net earnings as an indicator of operating performance or net cash flow provided by operating activities as a measure of liquidity.  Free cash flow, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies.  In addition, free cash flow does not necessarily represent funds available for discretionary use and is not necessarily a measure of the Company’s ability to fund its cash needs.  As free cash flow deducts capital expenditures and operating cash flow of discontinued operations from net cash flow provided by operating activities, the most directly comparable GAAP financial measure, users of this financial information should consider the types of events and transactions which are not reflected.  The Company provides below a reconciliation of free cash flow to net cash flow provided by operating activities, the most directly comparable amount reported under GAAP.

The following table presents a reconciliation of the Company’s net cash flow provided by operating activities to free cash flow:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2007	2006	2007	2006
Net cash flow provided by operating activities	$289.3	$143.6	$2,185.2	$1,888.4
Less capital expenditures	166.9	198.4	469.1	394.1
Less operating cash flow of discontinued operations	—	(40.1)	4.8	(114.1)
Free cash flow	$122.4	$(14.7)	$1,711.3	$1,608.4

The following table presents a summary of the Company’s cash flows:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2007	2006	2007	2006
Net cash flow provided by operating activities	$289.3	$143.6	$2,185.2	$1,888.4
Net cash flow (used for) provided by investing activities	$(2.9)	$(121.4)	$(135.1)	$815.0
Net cash flow used for financing activities	$(165.5)	$(124.2)	$(3,777.8)	$(1,284.1)

CBS CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)

(Unaudited; all amounts, except per share amounts, are in millions)

2007 and 2006 Adjusted Results

The following tables reconcile financial measures excluding the write-down of investments, the impact of the pre-tax gain or loss and related tax provision of the television and radio station divestitures, and favorable tax settlements, to the reported measures included in this earnings release.  The Company believes that adjusting its financial results for the impact of these items is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company’s management, provides a clearer perspective on the current underlying performance of the Company and makes it easier to compare the Company’s year-over-year results.

	Three Months Ended December 31, 2007
	2007 Reported	Write-down of Investments(a)	Station Divestitures(b)	Tax Settlements(c)	2007 Adjusted	Increase/ (Decrease) vs. 2006 Adjusted
Revenues	$3,758.8	$—	$—	$—	$3,758.8
OIBDA	824.0	—	—	—	824.0
Operating income	704.8	—	—	—	704.8
Interest expense	(143.9)	—	—	—	(143.9)
Interest income	13.0	—	—	—	13.0
Other items, net	(28.5)	24.8	2.6	—	(1.1)
Earnings before income taxes	545.4	24.8	2.6	—	572.8
Provision for income taxes	(211.1)	(9.8)	18.8	(.1)	(202.2)
Effective income tax rate	38.7%				35.3%

Equity in loss of investee companies, net of tax	(60.8)	57.3	—	—	(3.5)
Minority interest, net of tax	(.4)	—	—	—	(.4)
Net earnings from continuing operations	$273.1	$72.3	$21.4	$(.1)	$366.7	(11)%

Diluted EPS from continuing operations	$.40	$.11	$.03	$—	$.54	2%
Diluted weighted average number of common shares outstanding	678.8	678.8	678.8	678.8	678.8

	Three Months Ended December 31, 2006
	2006 Reported	Write-down of Investments(a)	Station Divestitures(b)	Tax Settlements(c)	2006 Adjusted
Revenues	$3,882.9	$—	$—	$—	$3,882.9
OIBDA	794.9	—	—	—	794.9
Operating income	681.5	—	—	—	681.5
Interest expense	(140.3)	—	—	—	(140.3)
Interest income	39.6	—	—	—	39.6
Other items, net	13.0	6.2	(24.6)	—	(5.4)
Earnings before income taxes	593.8	6.2	(24.6)	—	575.4
Provision for income taxes	(164.6)	(2.5)	33.5	(31.2)	(164.8)
Effective income tax rate	27.7%				28.6%

Equity in earnings (loss) of investee companies, net of tax	(93.9)	94.2	—	—	.3
Minority interest, net of tax	(.3)	—	—	—	(.3)
Net earnings from continuing operations	$335.0	$97.9	$8.9	$(31.2)	$410.6

Diluted EPS from continuing operations	$.43	$.13	$.01	$(.04)	$.53
Diluted weighted average number of common shares outstanding	776.4	776.4	776.4	776.4	776.4

(a) Reflects other-than-temporary declines in the market value of investments.

(b) Impact of the pre-tax gain or loss and related tax provision of the divestitures of television and radio stations.

(c) Favorable tax settlements from certain income tax audits.

CBS CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)

(Unaudited; all amounts, except per share amounts, are in millions)

	Twelve Months Ended December 31, 2007
	2007 Reported	Write-down of Investments(a)	Station Divestitures(b)	Tax Settlements(c)	2007 Adjusted	Increase vs. 2006 Adjusted
Revenues	$14,072.9	$—	$—	$—	$14,072.9
OIBDA	3,077.5	—	—	—	3,077.5
Operating income	2,621.8	—	—	—	2,621.8
Interest expense	(570.9)	—	—	—	(570.9)
Interest income	116.1	—	—	—	116.1
Other items, net	(34.0)	24.8	(10.0)	—	(19.2)
Earnings before income taxes	2,133.0	24.8	(10.0)	—	2,147.8
Provision for income taxes	(821.5)	(9.8)	68.5	(8.0)	(770.8)
Effective income tax rate	38.5%				35.9%

Equity in loss of investee companies, net of tax	(80.6)	62.9	—	—	(17.7)
Minority interest, net of tax	(.1)	—	—	—	(.1)
Net earnings from continuing operations	$1,230.8	$77.9	$58.5	$(8.0)	$1,359.2	3%

Diluted EPS from continuing operations	$1.70	$.11	$.08	$(.01)	$1.88	9%
Diluted weighted average number of common shares outstanding	721.9	721.9	721.9	721.9	721.9

	Twelve Months Ended December 31, 2006
	2006 Reported	Write-down of Investments(a)	Station Divestitures(b)	Tax Settlements(c)	2006 Adjusted
Revenues	$ 14,320.2	$ —	$ —	$ —	$ 14,320.2
OIBDA	3,045.9	—	—	—	3,045.9
Operating income	2,606.4	—	—	—	2,606.4
Interest expense	(565.5)	—	—	—	(565.5)
Interest income	112.1	—	—	—	112.1
Loss on early extinguishment of debt	(6.0)	—	—	—	(6.0)
Other items, net	(14.3)	6.2	(24.6)	—	(32.7)
Earnings before income taxes	2,132.7	6.2	(24.6)	—	2,114.3
Provision for income taxes	(652.2)	(2.5)	33.5	(164.1)	(785.3)
Effective income tax rate	30.6%				37.1%

Equity in loss of investee companies, net of tax	(97.0)	94.2	—	—	(2.8)
Minority interest, net of tax	(.6)	—	—	—	(.6)
Net earnings from continuing operations	$ 1,382.9	$ 97.9	$ 8.9	$ (164.1)	$ 1,325.6

Diluted EPS from continuing operations	$ 1.79	$ .13	$ .01	$ (.21)	$ 1.72
Diluted weighted average number of common shares outstanding	771.8	771.8	771.8	771.8	771.8

(a) Reflects other-than-temporary declines in the market value of investments.

(b) Impact of the pre-tax gain and related tax provision of the divestitures of television and radio stations.

(c) Favorable tax settlements from certain income tax audits.

CBS CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)

(Unaudited; Dollars in millions)

Radio Segment “Same Station” Reconciliation

The Company has completed all of the previously announced sales of 39 radio stations in ten of its smaller markets.  The following table presents the revenues for the Radio segment on a “same station” basis, which excludes all revenues for the divested stations, for all periods presented.  The Company believes that adjusting the revenues of the Radio segment for the impact of station divestitures provides investors with a clearer perspective on the current underlying financial performance of the Radio segment.

	Three Months Ended December 31,		Better/	Twelve Months Ended December 31,		Better/
	2007	2006	(Worse)%	2007	2006	(Worse)%
Radio revenues, as reported	$447.1	$498.2	(10)%	$1,753.7	$1,959.9	(11)%
Divested stations	(2.7)	(20.7)	n/m	(19.0)	(121.6)	n/m
Radio revenues, “same station” basis	$444.4	$477.5	(7)%	$1,734.7	$1,838.3	(6)%
n/m — not meaningful

Business Outlook

The following table presents the Company’s business outlook for 2008, which is based on 2007 results adjusted to exclude stock-based compensation expense. The Company believes that providing its business outlook excluding the impact of stock-based compensation expense is relevant and meaningful because it provides management and investors with a clearer perspective on the Company’s underlying growth. The Company currently expects stock-based compensation expense in 2008 to be in the range of $155 million to $165 million compared to $106.6 million in 2007.

	Twelve Months Ended December 31, 2007
	2007 Reported	Stock-based Compensation Expense	2007 Adjusted	2008 Business Outlook
OIBDA	$3,077.5	$106.6	$3,184.1	3% - 5%
Depreciation and amortization	(455.7)	—	(455.7)
Operating income	$2,621.8	$106.6	$2,728.4	3% - 5%